     C64959.198 A/L 1:6/6-7/96

                              EMPLOYMENT AGREEMENT



     AGREEMENT made this day of September, 1994, by and between BRUCE BRANDI, residing at 3624 Blakeford Club Drive, Marietta, Georgia 30062 (hereinafter referred to a the "Employee") and AMERFORD DOMESTIC INC., a New York corporation with principal offices located 2001 Marcus Avenue, Lake Success, New York 10042-1011 (hereinafter referred to as the "Company").

                              W I T N E S S E T H :

     WHEREAS, the Company, directly through itself and through its parent corporation, INTEGRITY LOGISTICS, INC. ("Integrity"), is engaged in the business of providing domestic and international freight forwarding to the general public; and

     WHEREAS, Employee has executive and operational background and expertise in the freight forwarding industry; and

     WHEREAS, the Company desires to secure for the benefit of the Company and Integrity, the experience, ability and services of the Employee; and

     WHEREAS, the Employee desires to commence employment with the Company, pursuant to the terms and conditions herein set forth, superseding all prior agreements between the Company, Integrity and Employee;

     NOW, THEREFORE, it is mutually agreed by and between the parties hereto as follows:

                                    ARTICLE I
                                   Employment

     Subject to and upon the terms and conditions of this Agreement, the Company hereby employs and agrees to continue the

C64959.198 A/L
1:6/6-7/96

employment of the Employee during the term hereof, and the Employee hereby accepts such continued employment in the capacity as President of this Company. In this capacity, Employee shall report to the Chairman of the Company. Employee shall also serve as a member of the Company's Board of Directors.

     Employee represents and warrants that he is not a party to any contract or agreement, written or oral which would prevent, or in any way restrict, Employee from entering into this Agreement and performing his duties hereunder.

                                   ARTICLE II
                                     Duties

     (A) The Employee shall, during the term of his employment with the Company, and subject to the direction and control of the Company's Board of Directors, perform such duties and functions as may be called upon to perform by the Company's Board of Directors provided such is consistent with his title and position during the term of this Agreement.

     (B) The Employee agrees to devote his full time and best efforts to the performance of his duties for the Company and to render such executive services to Integrity as requested.

     (C) The Employee shall perform to the best of his ability the following services and duties for the Company and Integrity (by way of example, and not by way of limitation):

     (i) Those duties attendant to the position with the Company for which he is hired;

     (ii) Supervision of the management, personnel and operations of the Company;

C64959.198 A/L
1:6/6-7/96

     (iii)  Supervision  of  the   implementation   of  all  sales,   promotion,
advertising, public relations, and personnel programs;

     (iv) The development, establishment and promotion of the relationships of the Company, and Integrity with their respective employees, customers, suppliers and others in the business community.

     (v) Maximization and expansion of the Company's domestic and international freight forwarding business.

     (D) Employee shall be based in the Atlanta metropolitan area, and shall undertake such occasional travel, within or without the United States as is or may be reasonably necessary in the interests of the Company. Should the employee consent to relocate to the Company's executive office, the Company shall bear or reimburse Employee for all reasonable and necessary relocation expenses inclusive of moving expenses, transportation for Employee and his family, including trips to look for a new residence, real estate brokerage commissions, if any, in connection with the sale of Employee's present residence and purchase of new resident, if any, loss on sale of present house and closing costs and attorneys' fees in connection with the sale of Employee's present residence and purchase of new residence.

     Should the Company agree to the Employee's subsequent relocation during the term of this Agreement, or, if Employee faithfully performs all duties under this Agreement and notifies Company of his intent to relocate to the Atlanta, Georgia

C64959.198 A/L
1:6/6-7/96

metropolitan area within 90 days of this Agreement's termination, Company will pay to Employee the relocation costs and expenses set forth herein.

                                   ARTICLE III
                                  Compensation

     (A) For the first year of the term hereof, the Company shall pay to the Employee a salary at the rate of $150,000 per annum, payable in equal weekly installments of pursuant to such regular pay periods adopted by the Company (the "Base Salary"). The amount of Base Salary in each of the second and third years of the term hereof shall be increased by $7,500, effective on the second and third anniversary date of the Commencement Date of this Agreement.

     (B) Employee will receive such bonuses or additional compensation as may be determined from time to time by the Board of Directors pursuant to the formula utilized for members of senior management and Employee shall be treated consistent with other members of senior management such as the Chairman, Vice Chairman, President and other positions of similar authority. During the first two (2) years of this Agreement, Employee will receive bonuses equal to at least 75% of bonuses paid to Martin Hoffenberg as additional compensation, if any.

     (C) The Company shall deduct from Employee's compensation all federal, state and local taxes which it may now or may hereafter be required to deduct.

     (D) The Company shall loan the Employee; at Employee's request, $25,000 for a period of two (2) years at an interest

C64959.198 A/L
1:6/6-7/96

rate equal to he legal minimum established by the Internal Revenue Service.

                                   ARTICLE IV
                                    Benefits

     (A) During the term hereof, (i) the Company shall provide Employee with group health insurance benefits with dependant coverage, major medical insurance, life insurance and disability insurance that is generally provided to other members or senior management during the term of this Agreement; (ii) Employee shall be reimbursed by the Company upon presentation of appropriate vouchers for all reasonable business expenses incurred by the Employee on behalf of the Company consistent with the Company's expense, travel and entertainment policies; (iii) the Company shall pay to employee $500 per month as and for an automobile allowance. Employee acknowledges that such automobile allowance will be reported by the Company as other taxable income to Employee.

     (B) In the event the Company wishes to obtain Key Man life insurance on the life of the Employee, Employee agrees to cooperate with the Company in completing any applications necessary to obtain such insurance and promptly submit to such physical examinations and furnish such information as any proposed insurance carrier may request.

                                    ARTICLE V
                                 Non-Disclosure

     If the Employee shall leave the employ of the Company Voluntarily prior to termination of this Agreement or any

C64959.198 A/L
1:6/6-7/96

extension thereof or be terminated by the Company for cause, he shall not at any time during or after the termination of his employment hereunder make use of or disclose to any person, corporation, or other entity, for any purpose whatsoever, any trade secret or other confidential information concerning the business of the Company or Integrity and/or their respective finances, sales and marketing information, freight forwarding information, and other business information relating to the terms of any business relationships with any vendor, nor shall Employee make use of, disclose or make known the names, historical freight forwarding information and financial terms relating to any customer list of the Company or Integrity (collectively referred to as the "Proprietary Information"). For the purposes of this Agreement, trade secrets, confidential information and proprietary information shall mean information disclosed to the Employee or known by his as a consequence of his employment by the Company, or services rendered to Integrity, whether or not pursuant to this Agreement, and not generally known in the industry, concerning the business, finances, methods, operations, sales, marketing information, freight forwarding information and information relating to vendor lists and customer lists of the Company or Integrity. The Employee acknowledges that trade secrets and other items of confidential information, as they may exist from time to time, are valuable and unique assets of the Company and Integrity and that disclosure of any such information would cause substantial injury to the company and Integrity. The foregoing is intended to be confirmatory of the common law of the

C64959.198 A/L
1:6/6-7/96

State of Georgia  relating to trade secrets and  confidential  information.
The covenants of this Article V and Article VI hereof are for the express benefit of the Company and Integrity, each of which shall be an express beneficiary thereof.

                                   ARTICLE VI
                              Restrictive Covenant

     (A) In the event of the Employee's discharge for gross misconduct or neglect in the discharge of Employee's duties, including the material failure to carry out reasonable and lawful requests of the Company, Employee agrees that he will not, for a period of two (2) years following such termination, solicit directly or indirectly, any existing customer or employee of the Company.

     (B) In the event of the termination of Employee's employment with the Company for any other reason other than as outlined in Article VI (A), the Company may prevent Employee from soliciting directly or indirectly, any existing customer or employee of the Company for a period not to exceed two (2) years upon advising Employee in writing no later than 90 days prior to termination that the Company will continue to pay Employee his salary. Salary shall be paid in compliance with Article III(A). That salary obligation shall be reduced by any other income Employee receives during that time period, but Employee has no duty to seek other employment in mitigation.

     (C) If any court shall hold that the duration of non- competition or any other restriction contained in this Article is unenforceable, it is our intention that same shall not thereby be

C64959.198 A/L
1:6/6-7/96

terminated or voided but shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable and any court of
competent   jurisdiction  may  substitute  in  place  and  stead  any  alternate restriction either as to scope or duration.

                                   ARTICLE VII
                                      Term

     This Agreement shall be for a term of three (3) years commencing as of October 10, 1994 (the "Commencement Date") and terminating on the third anniversary date of such Commencement Date next ensuing, unless sooner terminated pursuant to the terms hereof. This Agreement shall thereafter be renewed and extended on its prevailing terms and conditions for successive two
(2) year terms unless either party shall, not less than six (6) months prior to the expiration of the initial term or any extended term, give written notice to the other of his or its intention not to renew.

                                  ARTICLE VIII
                             Disability During Term

     In the event that the Employee becomes totally disabled so that he is unable or prevented from performing any one or all of his usual duties hereunder for a period of six (6) consecutive months then, and in that event, the Company shall continue to compensate him and he shall receive his salary as provided under Article III of this Agreement for a period of six (6) months commencing from the date of such total disability. The aforesaid obligations of the Company shall not extend beyond the term of

C64959.198 A/L
1:6/6-7/96

this Agreement. The obligation of the Company to make the aforesaid payments shall be modified and reduced and the Company shall receive a credit for all disability insurance payments which Employee may receive or to which he may become entitled; and provided further that the payments herein provided shall be extended beyond the term of this Agreement.

                                   ARTICLE IX
                                   Termination

The Company may terminate this Agreement:

     (A) Upon the death of Employee during the term thereof, except that the Employee's legal representatives, successors, assigns and heirs shall have those rights and interests as otherwise provided in this Agreement.

     (B) Upon written notice from the Company to the Employee, if Employee becomes totally disabled and as a result of such total disability, has been prevented from and unable to perform all of his duties hereunder for a consecutive period of six (6) months.

     (C) Upon written notice from the Company to the Employee, if the Employee has committed a material breach of any of the terms of this Agreement and Employee has failed to cure such breach within ten (10) days from the date notification is given to Employee by the Company.

                                    ARTICLE X
                                  Stock Options

     (A) As an inducement to Employee to enter into this Agreement, Integrity herewith grants to Employee the personal

C64959.198 A/L
1:6/6-7/96

non-assignable right to purchase 600,000 shares of the common stock of Integrity, $.01 per value subject to vesting and other terms and conditions contained in this Article X (the "Option"). This figure is based upon the understanding that the aggregate shareholdings of Messrs Hoffenberg, Rosso and Friedman in Integrity will be 6,000,000 shares as of the date of the commencement of this Agreement. Employee's right to purchase shares shall be adjusted should the aggregate holdings of Messrs. Hoffenberg, Rosso and Friedman be different than 6,000,000 shares to an amount equal to ten percent (10%) of that aggregate shareholdings as of the date of the commencement of this Agreement. Should the number of shares which the Employee have a right to purchase be so adjusted, the figures stated in the following paragraphs shall also be similarly adjusted.

     Employee shall be granted additional options equal to ten percent (10%) of any additional options to purchase shares of Integrity granted to Messrs. Hoffenberg, Rosso and Friedman other than options granted to them for the purchase of Horizon Forwarders, Inc.

     (B) The Option shall be exercisable at an option exercise price of $.16 per share and to the extent that options have vested pursuant to this Article X and have become presently exercisable, such options may be exercised in whole or in part by Employee during his life and during the term or extended term hereof but in no case after the tenth anniversary of the Commencement Date or in the case of death by Employee's estate or

C64959.198 A/L
1:6/6-7/96

personal representative but only as to the number of vested options as of the date of death.

     (C) Such options, to the extent vested and exercisable, may be exercised upon Employee's or it representative furnishing to Integrity (i) written notice of intent to exercise the Option with respect to a specified number of shares,
(ii) payment to Integrity for the amount of the Option exercise price for the number of shares with respect to which the Option is being exercised, and (iii) if the Company, Integrity or its counsel shall so require as a result of legal requirement, a written representation that the shares received upon exercise of the Option are being acquired for investment purposes only and not with a view to distribution. Each such notice, payment and representation shall be delivered to Integrity in the manner provided for the delivery of notices elsewhere in this Agreement.

     To the extent that any options in excess of 180,000 options are exercised prior to the third anniversary of the Commencement Date, certificates representing shares in excess of 180,000 shares shall be held in escrow by counsel for the Company who shall deliver such certificates to Employee upon receipt of written notice from Employee with copy to Integrity that this Agreement shall have been automatically renewed for an additional two-year term upon the third anniversary of the Commencement Date, or alternatively such counsel shall deliver such certificates to Integrity upon receipt of written notice from the Company with copy to Employee that this Agreement has not been renewed after the third anniversary of the Commencement Date.

C64959.198 A/L
1:6/6-7/96

     The Options provided for herein shall be non- transferable, nor shall such Options be assignable by Employee. The Options shall be exercised only by Employee during his lifetime, or by his legal representative or executor in the event of death of Employee. Such Options shall further cease and terminate in the event of any execution or levy upon the assets or property of Employee.

     (D) The Options shall vest and shall be exercisable at the rate of 120,000 options on each of the first through fifth anniversary dates of the Commencement Date; provided Employee shall be in the employ of the Company on such vesting date. Anything to the contrary notwithstanding in the foregoing sentence, in the event this Agreement shall not have been renewed after the third anniversary of the Commencement Date (i) 180,000 Options shall be canceled and shall be of no further force or effect and (ii) to the extent exercised in excess of 180,000 shares, all shares acquired by Employee in excess of 180,000 shares shall be canceled and retired and not represent any interest in Integrity.

     Employee shall be reimbursed by Company and/or Integrity at the rate of $.16 for each share purchased by Employee in excess of 180,000 shares which are delivered to Integrity or canceled and retired pursuant to the terms of Article X(D).

     (E) A failure by Employee to exercise all of his stock option rights during any given year shall not act as a waiver and Employee can exercise his right to purchase any vested but not

C64959.198 A/L
1:6/6-7/96

exercised stock option rights at any time as long as Employee is still under the employ of the Company on the date of purchase and so long as such is within ten (10) years of the Commencement Date.

     (F) Anything to the contrary  notwithstanding in sub- paragraph (D) of this
Article X, the Options shall best on an accelerated vesting schedule as provided for below in the event the consolidated gross revenues from operations of the Company and Integrity, in any fiscal year during the term of this Agreement increase beyond its current combined annualized revenues of $28 million with the exception of that set forth in Sub-paragraph F(i) and F(ii) below.

Additional Consolidated                         Number of Options
Gross Revenues                                         to Vest
- --------------                                         -------

$ 6 million                                       180,000 Options
$12 million                                       300,000 Options
$18 million                                       480,000 Options
$25 million                                       600,000 Options

     (i) Revenues derived from acquisitions made by the Company and Integrity or through mergers involving the Company and Integrity shall be applied to the above formula as follows: Revenues derived by Company and Integrity Agreement Year through Acquisitions and Mergers

    One                                 Ten percent
    Two                                 Twenty-five percent
    Three                               Fifty percent
    Four and thereafter                 One hundred percent

     (ii) There shall be excluded from Additional Consolidated Gross Revenues international revenues derived from new business which was not due to the efforts of employee and

C64959.198 A/L
1:6/6-7/96

which is being credited to others in calculating a bonus or earn out type formula. Such revenues shall only be excluded however if set forth in writing and agreed to by both Employee and the Company.

                                   ARTICLE XI
                        Participation in Public Offering

     In the event that during or after the term hereof or any extended term, but only with respect to the number of vested options, in the event the Company effects any public offering of its securities in which Martin Hoffenberg and Philip Rosso shall participate as selling shareholders (the "Offering"), Employee shall be entitled to participate in the offering pro rata with Messrs. Hoffenberg and Rosso.

                                   ARTICLE XII
                                   Arbitration

     (A) All claims, disputes and matters in question arising out of, or relating to, this Agreement or the breach thereof, shall be decided by arbitration in accordance with the rules of the American Arbitration Association then in effect, unless the parties mutually agree otherwise. This agreement to arbitration shall be specifically enforceable under the prevailing arbitration law.

     (B) Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement within sixty (60) days after written notice of the claim, dispute or other matter in question has been given, and in no event shall it be made when institution of legal or equitable proceedings based

C64959.198 A/L
1:6/6-7/96

on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. The location of the arbitration proceeding shall be in Atlanta, Georgia or other location agreed to by both parties.

     (C) The award rendered by the arbitrator(s) shall be final and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction.

                                  ARTICLE XIII
                         Termination of Prior Agreements

     This Agreement sets forth the entire agreement between the parties and supersedes all prior agreements between the parties, whether oral or written.

                                   ARTICLE XIV
                                  Severability

     If any provision of this Agreement shall be held invalid and unenforceable, the remainder of this Agreement shall remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall remain in full force and effect in all other circumstances.

                                   ARTICLE XV
                                     Notice

     All notices required to be given under the terms of this Agreement shall be in writing and shall be deemed to have been duly given only if delivered to the addressee in person or mailed by certified mail, return receipt requested, as follows:

C64959.198 A/L
1:6/6-7/96

IF TO THE COMPANY:                  Amerford Domestic Inc.
                                    2001 Marcus Avenue
                                    Lake Success, New York 10042-1011
                                    Attn:  Martin Hoffenberg

IF TO THE EMPLOYEE:                 Bruce Brandi
                                    3624 Blakeford Club Drive
                                    Marietta, Georgia 30062

IF TO INTEGRITY:                    Integrity Logistics, Inc.
                                    2001 Marcus Avenue
                                    Lake Success, New York 11042
                                    Attn:  Martin Hoffenberg

                                   ARTICLE XVI
                                     Benefit

     This Agreement shall inure to, and shall be binding upon, the parties hereto, the successors and assigns of the Company, Integrity and the heirs and personal representatives of the Employee.

                                  ARTICLE XVII
                                     Waiver

     The waiver by either party of any breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of construction and validity.

                                  ARTICLE XVIII
                                  Governing Law

     The internal law of the State of Georgia shall govern the construction and validity of this Agreement without regard to conflicts of law.

                                   ARTICLE XIX
                                  Jurisdiction

C64959.198 A/L
1:6/6-7/96

     Any or all actions or proceedings which may be brought by the Company, Integrity or Employee under this Agreement shall be brought in courts having a situs within the State of Georgia and Employee, Integrity and the Company hereby consents to the jurisdiction of any local, state or federal court located with the State of Georgia.

                                   ARTICLE XX
                                Entire Agreement

     This Agreement contains the entire agreement between the parties hereto. No change, addition or amendment shall be made hereto, except by written agreement signed by the parties hereto. IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate and affixed their hands and seals the day and year first above written.

                                              AMERFORD DOMESTIC INC.

                                              By________/s/________________
                                                   Vice Chairman     (seal)



                                             By____________/s/____________(SEAL)
                                               BRUCE BRANDT (Employee)

AGREED TO AND ACCEPTED BY:

INTEGRITY LOGISTICS, INC.

By______/s/______________
         Chairman      (seal)

By______/s/______________
         Secretary     (seal)

                             MODIFICATION AGREEMENT


     This Modification Agreement made as of the 7th day of February between Bruce Brandi ("Brandi") and AmerTranz Worldwide, Inc. ("AmerTranz").

     WHEREAS, the parties desire to modify the Employment Agreement (the "Employment Agreement") between Integrity Logistics, Inc. ("Integrity") and Brandi dated September 26, 1994; and

     WHEREAS, Integrity is a wholly owned subsidiary of AmerTranz; and

     WHEREAS, in order to induce TIA, Inc. to enter into a certain Assets Exchange Agreement dated February 7, 1996, Brandi is willing to modify his Employment Agreement as follows:

     1. AmerTranz hereby assumes the obligations of Integrity under the Employment Agreement as modified by this Modification Agreement.

     2. The term in Article VII shall be changed by deleting "five (5) years" on the first line and inserting in its place "three (3) years," and the successive renewal terms set forth therein shall be for two (2) year periods in lieu of one
(1) year periods.

     3. "Article X - STOCK OPTIONS" is modified as follows: Except for references herein to the terms of the options set forth in Article X, such
Article is deleted in its entirety. As part of the Assets Exchange Agreement Brandi is exchanging vested and non-vested options granted to him under the Employment Agreement for options in AmerTranz Worldwide Holding Corp. ("Holding"). These option will be subject to the same terms contained in Article X of the Employment Agreement except that the options can be earned in full over three (3) years in lieu of five (5) years. Accordingly, as of the date hereof, 20,174 of such options in Holding have vested, with an additional 20,174 of such options vesting on each of October 10, 1996 and October 10, 1997.

                                       ___________/s/________________
                                          Bruce Brandi

                                       AMERTRANZ WORLDWIDE, INC.

                                       By:__________/s/______________

AGREED:

AMERTRANZ WORLDWIDE HOLDING CORP.

By:_______________/s/____________________